UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 16, 2021

Federal Home Loan Bank of Pittsburgh

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-288-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 16, 2021, the Governance and Public Policy Committee (“Governance Committee”) of the Federal Home Loan Bank of Pittsburgh (“Bank”) Board of Directors (“Board”), as authorized by the Bank’s Board, reviewed the results of the 2021 Election of Directors by stockholders of the Bank that concluded on November 10, 2021, to fill: (1) two Pennsylvania Member Directorships; (2) one Public Interest Independent Directorship; and (3) one Independent Directorship. There were no open West Virginia or Delaware Member Directorships during this election.

Following its review of the election results, the Governance Committee declared the following nominees elected to serve 4-year terms on the Board, beginning January 1, 2022, and ending December 31, 2025:

Pennsylvania Member Directors

Joseph W. Major, Chairman & CEO, The Victory Bank

Thomas Bailey, President & CEO, Brentwood Bank

Independent Directors

Barbara Adams (Public Interest Director), Director, FS KKR Capital Corp.

Thomas H. Murphy, CIO, University of Pennsylvania

Ms. Adams has met the qualifications set forth in 12 C.F.R. §1261.7 to serve as a Public Interest Independent Director. Mr. Murphy has met the qualifications set forth in 12 C.F.R. §1261.7 to serve as an Independent Director.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release issued by the Bank announcing the above results of the election.  The election of the Member Directors, the non-member Public Interest Independent Director and the Independent Director took place in accordance with the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency (“Finance Agency”) Regulations.  No in-person meeting of the members was held.  The Board has not yet determined on which committees the Member Directors, the Public Interest Independent Director and the Independent Director will serve beginning in 2022.  Directors serving on the Bank's Board in 2022 are eligible to receive compensation under the Bank's 2022 Directors’ Compensation Policy (“Policy”), when non-objection to the Policy is received from the Finance Agency, up to the following amounts:  (1) $142,500 for the Chair of the Board; (2) $122,500 for the Vice Chair of the Board and for each Committee Chair; and (3) $112,500 for each of the other Directors.

The Bank is a cooperative and, as such, most of the Bank’s business is conducted with its members.  In the normal course of its business, the Bank extends credit to, and transacts other business with, members whose officers or directors may serve as Member Directors of the Bank.  It is the Bank’s policy to extend credit to, and transact other business with, members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms and conditions of comparable transactions with similarly situated members having no Board representation.  In addition, the Bank may have transactions with Independent Directors as well.  For further information regarding such transactions, including information regarding related person transactions as defined in 17 C.F.R. §229.404(a), see Item 13 of the Bank’s 2020 Annual Report on Form 10-K filed with the SEC.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 16, 2021, the Governance Committee declared the voting results for the 2021 election as described above in Item 5.02 of this Current Report on Form 8-K.  Complete voting results are included in the Bank's notice to members, dated November 18, 2021, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

Attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K are copies of the Bank’s press release and the Bank’s notice to members dated, November 18, 2021, both described above.  The information being furnished pursuant to Item 7.01 on this Current

Report on Form 8-K and the information contained in Exhibits 99.1 and 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description

99.1 Press Release, dated November 18, 2021, issued by the Bank

99.2 Notice to Members, dated November 18, 2021, regarding 2021 Director Election

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

November 18, 2021	By:	/s/ Julie Spiker
Name: Julie Spiker
Title: General Counsel, Corporate Secretary and Ethics Officer